Exhibit 5.21

CONSENT OF DAREN DELL

The undersigned hereby consents to (i) the references to, and the information derived from, the “Technical Report on the San Rafael Mine and the EC120 Preliminary Feasibility Study, Sinaloa, Mexico” dated May 17, 2019 and with an effective date of April 3, 2019, and to (ii) the references to the undersigned’s name, included in or incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 being filed by Americas Silver Corporation.

/s/ Daren Dell

Daren Dell, P.Eng.

Dated June 28, 2019